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                                                                    EXHIBIT 4.19

                     AMENDED AND RESTATED RESELLER AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, Dated For Reference the 29th day of September, 2000

BETWEEN:

         360NETWORKS INC.

         ("360")

AND:

         360NETWORKS SERVICES LTD.

         ("Services")

AND:

         WFI URBANLINK LTD.

         ("Urbanlink")

WHEREAS:

A. Urbanlink has agreed to grant to Services, or to such other 360 Subsidiaries as 360 may specify from time to time, IRU capacity purchase agreements to acquire capacity on each of the Strands, as hereinafter defined.

B. 360, Services and Urbanlink have entered into a Reseller Agreement (the "Reseller Agreement") to record their respective rights and obligations relating to the acquisition of such capacity.

C. 360, Services and Urbanlink wish to amend and restate the Reseller Agreement in its entirety by executing this Agreement.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:


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                                   ARTICLE 1
                                  DEFINITIONS

1.1      DEFINITIONS

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

"Affiliate" has the meaning ascribed thereto under the CANADA BUSINESS CORPORATIONS ACT.

"Capacity Purchase Agreement" shall mean a Capacity Purchase Agreement in the form attached as Schedule "C", with such amendments as may be agreed between Services and Urbanlink, acting reasonably and in good faith.

"Capacity Service" means the service of providing the capacity pursuant to the Capacity Purchase Agreements that are in effect from time to time.

"First Renewal Term" shall have the meaning provided in Section 6.2.

"Initial Term" shall have the meaning provided in Section 6.1.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a foreign state or political subdivision thereof or any agency of such state or subdivision.

"Phase I Strands" shall mean the Strands described in Schedule "A".

"Phase II Strands" shall mean the Strands described in Schedule "B" and any strands acquired by Urbanlink pursuant to any co-development arrangements with Services or its Affiliates.

"Renewal Terms" shall mean the First Renewal Term and the Second Renewal Term, as applicable.

"Second Renewal Term" shall have the meaning provided in Section 6.2.

"Strands" shall mean the Phase I Strands and the Phase II Strands.

1.2      SCHEDULES

The following schedules are attached to and form part of this Agreement:

             SCHEDULE                      TITLE
                A                          Phase I Strands
                B                          Phase II Strands
                C                          Capacity Purchase Agreement


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                                   ARTICLE 2
                          CAPACITY PURCHASE AGREEMENTS

2.1      PHASE I STRANDS

On the execution of this document, Services and Urbanlink shall execute a Capacity Purchase Agreement in the form attached as Schedule "C" or in such other form as may be agreed between Services and Urbanlink, acting reasonably and in good faith, in relation to the Phase I Strands.

2.2       ADDITIONAL STRANDS

On the acquisition of any of the Phase II Strands by Urbanlink, Services (or such other Subsidiary of 360 as 360 may designate from time to time by notice in writing to Urbanlink) shall execute a Capacity Purchase Agreement in the form attached as Schedule "C" or in such other form as may then be agreed between Services (or such designated Subsidiary of 360) and Urbanlink, acting reasonably and in good faith, in relation to such Phase II Strands.

2.3      CAPACITY

Unless otherwise agreed from time to time by 360 and Urbanlink, and except as specifically provided below, for each of the Strands, the Capacity Purchase Agreement shall be an IRU capacity agreement by which Services (or the designated Subsidiary of 360) shall acquire from Urbanlink an IRU capacity purchase agreement for such capacity as Services may order from time to time under the terms of the Capacity Purchase Agreement, or such greater capacity that Services may order from time to time as may result from the replacement or upgrading of telecommunications equipment, or the adding of telecommunications equipment, as described in Section 3.3. For greater clarity, Urbanlink shall have the right to lease or IRU any remaining capacity to other customers.

                                   ARTICLE 3
                           PROVISIONING AND EQUIPMENT

3.1      URBANLINK EQUIPMENT

During the term of any Capacity Purchase Agreement, Urbanlink shall install the terminal equipment and take such additional actions as may be necessary from time to time to light these Strands to which the Capacity Purchase Agreement relates. The selection of the equipment shall be subject to the prior written approval of Services, acting reasonably, and in good faith. Without limiting the generality of the foregoing, it shall not be unreasonable for Services to consider the compatibility of such equipment with the other equipment owned or used by Services or other Subsidiaries of 360 in Canadian and other jurisdictions.

3.2      PROVISIONING

During the term of any Capacity Purchase Agreement:

         (a) Services and any designated Subsidiaries of 360 shall provide provisioning schedules to Urbanlink from time to time.


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         (b)      Services and any designated Subsidiaries of 360 shall provide notice in writing to Urbanlink within four days of receipt of a customer's request to provision the Capacity Service and shall provide not less than 30 days prior written notice before the effective date of the provisioning of such Capacity Service to a customer.

         (c) For greater clarity, the personnel effecting the purchasing and installation of terminal equipment shall be employees of Urbanlink or its contractors.

During the term of any Capacity Purchase Agreement, from time to time at the request of 360, Urbanlink shall provide Urbanlink personnel to effect provisioning and moves, adjustments and changes ("MAC") for Services customers and any designated Subsidiaries of 360. For such services, Services (or the designated Subsidiary of 360) shall pay to Urbanlink an amount equal to Urbanlink's direct costs of providing such services plus a margin agreed to between the parties.

3.3      EQUIPMENT UPGRADES

During the term of any Capacity Purchase Agreement, Services (or the designated Subsidiary of 360) shall have the option to elect from time to time to increase the capacity of all or any part of the Strands on the following terms:

         (a) If Services desires that Urbanlink replace or upgrade its telecommunications equipment, or add additional telecommunications equipment, in order to increase the capacity available to Services or the designated Subsidiary of 360, then Services (or the designated Subsidiary of 360) shall provide notice in writing to Urbanlink specifying its request in reasonable detail.

         (b) Within 15 days thereafter, representatives of 360 and Urbanlink shall meet to discuss such request, and shall negotiate reasonably and in good faith to reach mutual agreement on terms acceptable to both 360 and Urbanlink, acting reasonably, for payments and cost recovery, such terms to be consistent with the reasonable needs and requirements of Services, the designated Subsidiary of 360, Urbanlink, and the customers of Services and any designated Subsidiary of 360.

3.4      360 EQUIPMENT

For greater clarity, Services and any designated Subsidiaries of 360 may install their own combiners, multiplexing equipment, racks and any other equipment that is "exempt transmission apparatus" within the meaning of the TELECOMMUNICATIONS ACT (Canada).

                                   ARTICLE 4
                   CO-LOCATION FACILITIES AND INTERCONNECTIONS

4.1      CO-LOCATION FACILITIES FOR SERVICES

During the term of any Capacity Purchase Agreement, from time to time at the request of Services, Urbanlink shall grant to Services (or the designated Subsidiary of 360) the right to


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co-locate the telecommunications equipment of 360 or any of the Subsidiaries of
360 or the customers of any of them on premises owned or leased by Urbanlink, pursuant to the terms of a Co-Location Agreement having terms to be agreed between 360 and Urbanlink, acting reasonably and in good faith. The fees to be charged for such co-location facility shall be the fair market value of the provision of such co-location services, as determined by agreement between 360 and Urbanlink, acting reasonably.

4.2      CO-LOCATION FACILITIES FOR URBANLINK

During the term of any Capacity Purchase Agreement, from time to time at the request of Urbanlink, Services shall grant, or 360 shall cause the relevant 360 Subsidiary to grant to Urbanlink the right to co-locate Urbanlink's telecommunications equipment on premises owned or leased by 360, pursuant to the terms of a Co-Location Agreement having terms to be agreed between 360 and Urbanlink, acting reasonably and in good faith. The fees to be charged for such co-location facility shall be the fair market value of the provision of such co-location services, as determined by agreement between 360 and Urbanlink, acting reasonably.

                                   ARTICLE 5
                                    PAYMENT

5.1      CAPACITY PURCHASE PRICE

For each Capacity Purchase Agreement, Services (or the designated Subsidiary of
360) shall pay to Urbanlink the amounts specified in, or determined pursuant to the terms of, such Capacity Purchase Agreement.

                                   ARTICLE 6
                              TERM AND TERMINATION

6.1      TERM

The term of this Agreement will commence on the date of this Agreement and will continue for 5 years from April 17, 2000 (the "Initial Term").

6.2      RENEWAL TERMS

360 shall have the right to renew this Reseller Agreement for two Renewal Terms of five years each, on the following terms:

         (a) By notice in writing to Urbanlink given on or before the expiry of the Initial Term, 360 may elect to renew this Agreement for an additional term of five years commencing on the expiry of the Initial Term (the "First Renewal Term") on all the terms contained in this Agreement.

         (b) By notice in writing to Urbanlink given on or before the expiry of the First Renewal Term, 360 may elect to renew this Agreement for an additional term of five years commencing on the expiry of the First Renewal Term (the "Second Renewal Term") on all the terms contained in this Agreement.


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6.3      SURVIVAL OF TERMS

Sections 3.1 to 5.1, 6.3, 7.1 to 7.18, the Capacity Purchase Agreements that are executed during the Initial Term or any Renewal Term, and such other provisions as may reasonably be expected to remain in force will survive the expiration or termination of this Agreement and will remain in full force and effect following such expiration or termination. The expiration or termination of this Agreement will not affect the rights of any party to make a claim for damages arising from a breach of any provision of this Agreement which occurred prior to such expiration or termination.

                                   ARTICLE 7
                                    GENERAL

7.1      ARBITRATION

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

7.2      GOVERNING LAW AND ATTORNMENT

This Agreement will be governed by and construed in accordance with the substantive laws of British Columbia and the federal laws of Canada applicable in British Columbia, without regard to the conflict of law rules of British Columbia. Subject to Section 7.1, the parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

7.3      TIME OF THE ESSENCE OF THE AGREEMENT

Unless otherwise specifically provided in this Agreement, time will be of the essence of this Agreement and of the transactions contemplated by this Agreement.

7.4      REMEDIES NOT EXCLUSIVE

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which any of the parties is entitled to seek at law, in equity or by statute.


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7.5      NOTICES

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing or emailing the same to the parties as follows:

         (a)      To 360 or Services at:

                  Suite 1500, 1066 West Hastings Street
                  Vancouver, B.C.  V6E 3X1

                  Attention:     Catherine McEachern
                  Fax No.:       (604) 681-099
                  Email:         catherine.mceachern@360.net

         (b)      To Urbanlink at:

                  Suite 1000, 1066 West Hastings Street
                  Vancouver, B.C. V6E 3X1

                  Attention:     Ray Hazlett
                  Fax No.:       (604) 681-5372
                  Email:         ray.hazlett@ledcor.com

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax or email, on the next business day after receipt of transmission. Any party may change its fax number or address for service or email address from time to time by written notice in accordance with this section.

7.6      ASSIGNMENT

         (a) This Agreement is not assignable by Urbanlink in whole or in part without the prior written consent of 360, such consent not to be unreasonably delayed. This Agreement is not assignable by 360 or Services without the prior written consent of Urbanlink, such consent not to be unreasonably delayed. Any attempt by any party to assign any of the rights or to delegate any of the duties or obligations of this Agreement without such prior written consent is void.

         (b) Notwithstanding the foregoing, the interests of any party may be assigned by such party to an Affiliate, provided that such Affiliate delivers to the other parties a written undertaking to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor is bound and provided further that the assignor will continue to be bound by all the obligations hereunder as if such assignment had not occurred and shall perform such obligations to the extent that such Affiliate fails to do so.

         (c) Notwithstanding the foregoing, the interests of a party under this Agreement (including, without limitation, in the case of Urbanlink, the right to receive any


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                  and all amounts payable to Urbanlink under this Agreement) may be assigned by such party by way of collateral security to a lender without the consent of the other parties, provided however that any such lender agrees in writing that:

                  (i) the rights and interest of the lender are subject to the rights and interests of the parties other than the assignor under this Agreement;

                  (ii) prior to realizing on such collateral security it will provide notice to the other parties giving them the opportunity to cure the default; and

                  (iii) should such security be realized with the result that the title or interest of the assignor, as the case may be, is vested in an assignee, acquirer or other successor in title or interest (including the lender if such is the case) ("Successor"), then the lender will cause such Successor to enter into a written agreement with the other parties to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor was bound and this from the date the title or interest is transferred and provided further that the assignor will continue to be bound by all the obligations under this Agreement as if such transfer of title or interest had not occurred and will perform such obligations to the extent that the Successor fails to do so.

7.7      FORCE MAJEURE

The failure or delay of any party to this Agreement to perform any obligation under this Agreement solely by reason of acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labour disputes or disturbances, fire, transportation contingencies, shortage of facilities, fuel, energy, labour or materials, or laws, regulations, acts or orders of any governmental agency or official, other catastrophes, or any other circumstance beyond its reasonable control ("Force Majeure") will be deemed not to be a breach of this Agreement so long as the party so prevented from complying with this Agreement has not contributed to such Force Majeure, has used reasonable efforts to avoid such Force Majeure or to ameliorate its effects, and continues to take all actions within its power to comply as fully as possible with the terms of this Agreement. In the event of any such Force Majeure, performance of the obligations will be deferred until the Force Majeure ceases. This section will not apply to excuse a failure to make any payment when due.

7.8      COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.


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7.9      WAIVER

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

7.10     FURTHER ASSURANCES

Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

7.11     ENTIRE AGREEMENT

This Agreement and any other documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement. No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

7.12     AMENDMENTS

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

7.13     INVALIDITY OF PARTICULAR PROVISION

If any provision of this Agreement or any part of any provision (in this section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

7.14     CURRENCY

Unless otherwise specified all sums of money expressed in this Agreement are in the lawful money of Canada.


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7.15     NUMBER AND GENDER

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

7.16     HEADINGS AND CAPTIONS

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

7.17     ACKNOWLEDGEMENT OF RECEIPT

Each of the parties acknowledges receiving an executed copy of this Agreement.

7.18     AMENDED AND RESTATED AGREEMENT

This Agreement is an amended and restated version of the original Reseller Agreement dated as of April 17, 2000 and made between the undersigned parties. The parties acknowledge and agree that the original Reseller Agreement is superseded by the terms of this Amended and Restated Reseller Agreement, with effect to the greatest extent possible as if this Amended and Restated Reseller Agreement had been executed and had taken effect as of April 17, 2000.

7.19     ENUREMENT

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

                     [THE NEXT PAGE IS THE EXECUTION PAGE.]


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IN WITNESS WHEREOF the parties have executed this Agreement as of the date stated on the first page.

360NETWORKS INC.                           360NETWORKS SERVICES LTD.

Per:                                       Per:
Signed                                     Signed
--------------------------------           --------------------------------
Signature                                  Signature

WFI URBANLINK LTD.

Per:
Signed
--------------------------------
Signature


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